UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 23, 2019

BABCOCK & WILCOX ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-36876	47-2783641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 SOUTH VAN BUREN AVENUE BARBERTON, OHIO	44203
(Address of principal executive offices)	(Zip Code)
Registrant’s Telephone Number, including Area Code: (330) 753-4511

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sales of Equity Securities.
On July 23, 2019, Babcock & Wilcox Enterprises, Inc. (the “Company”) announced the completion of the equitization transactions approved by stockholders at the Company’s 2019 annual meeting. The equitization transactions consisted of (i) the Company’s previously announced $50 million rights offering (the “Rights Offering”), the proceeds of which were used to reduce the Company's outstanding borrowings on its Tranche A-2 and Tranche A-2 last-out term loans under the Company's U.S. credit agreement, (ii) the exchange of shares of the Company’s common stock, par value $0.01 per share (“common stock”), for all outstanding Tranche A-1 last-out term loans under the Company’s U.S. credit agreement (the “Tranche A-1 Debt Exchange”), and (iii) the issuance to entities affiliated with B. Riley FBR, Inc. (“B. Riley”) of warrants to purchase and aggregate of approximately 16.7 million shares of common stock. Parties to these transactions include B. Riley and its affiliates and Vintage Capital Management, LLC ("Vintage"), who are significant stockholders and related parties of the Company.
Rights Offering
The Rights Offering expired in accordance with its terms at 5:00 p.m., New York City time, on July 18, 2019. Subscribers in the rights offering purchased an aggregate of 125,8891,701 shares of common stock, or 75.5% of the approximately 166,666,667 shares available, pursuant to their basic subscription privileges. Proceeds from subscribers in the Rights Offering generated $37.8 million, which was used to fully repay the Tranche A-2 last-out term loans under the Company's U.S. credit agreement and repay $27.5 million of outstanding borrowings under the Tranche A-3 last-out term loans under the Company's U.S. credit agreement.
As previously disclosed, on April 30, 2019 the Company entered into a Backstop Exchange Agreement with B. Riley pursuant to which B. Riley agreed to purchase from the Company, at a subscription price of $0.30 per share, all shares of common stock that were offered but remained unsubscribed following the expiration of the Rights Offering (the “backstop commitment”). Concurrently with the closing of the Rights Offering, and in satisfaction of the backstop commitment, the Company issued an aggregate of (i) 27,441,633 shares to entities affiliated with B. Riley in exchange for the discharge of approximately $8.2 million of Tranche A-3 last-out term loans issued under the Company’s U.S. credit agreement, with the principal amount discharged in an amount equal to the subscription price of $0.30 per share of common stock issued, and (ii) 13,333,333 shares to certain permitted assignees of B. Riley at a per share purchase price in cash equal to the subscription price of $0.30 per share, which was also used to reduce outstanding borrowings under the Tranche A-3 last-out term loans under the Company's U.S. credit agreement. All shares issued in satisfaction of the backstop commitment were issued in an exempt transaction pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).
Tranche A-1 Debt Exchange
Concurrently with the closing of the Rights Offering, the Company completed the exchange of shares of common stock in exchange for the discharge of all outstanding Tranche A-1 last-out term loans under the Company’s U.S. credit agreement. The Company issued an aggregate 127,207,856 shares of common stock in the Tranche A-1 Debt Exchange, of which 107,207,856 shares were issued to Vintage and an aggregate 20,000,000 shares were issued to certain entities affiliated with B. Riley, as the holders of all of the Company’s then outstanding Tranche A-1 last-out term loans. The number of shares issued in the Tranche A-1 Debt Exchange was determined such that the principal amount of Tranche A-1 last-out term loans discharged was equal to the subscription price in the Rights Offering of $0.30 per share. All shares issued in satisfaction of the backstop commitment were issued in an exempt transaction pursuant to Section 4(a)(2) of the Securities Act.
Issuance of Warrants
Concurrently with the closing of the Rights Offering, the Company issued warrants to purchase an aggregate of 16,666,667 shares of common stock at an exercise price of $0.01 per share to certain entities affiliated with B. Riley. The warrants are exercisable, in whole or in part, at any time or from time to time, on or before the third anniversary of their issuance. The warrants were issued in consideration of the initial extension by B. Riley and its affiliates of $150 million face amount of Tranche A-3 last-out term loans under the Company’s U.S. credit agreement in April. The warrants were issued in an exempt transaction pursuant to Section 4(a)(2) of the Securities Act.

This description of the terms of the warrants is qualified in its entirety by reference to the full text of the form of warrant, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

At 12:01 a.m., Eastern Time, on July 24, 2019 (the “Effective Time”), the Company completed a 1-for-10 reverse stock split of its common stock (the “reverse stock split”), as described in detail in its Definitive Proxy Statement filed with the Securities and Exchange Commission on May 13, 2019. At the Effective Time, every ten issued shares of common stock were automatically combined into one share of common stock without any further action required on the part of any of the Company’s stockholders. The par value per share and the number of authorized shares of common stock were unaffected by the reverse stock split. No factional shares were issued as a result of the reverse stock split. In lieu of fractional shares, stockholders who would otherwise have been entitled to a fraction of a share will receive an amount in cash equal to the closing sale price of the common stock, as quoted on the New York Stock Exchange on July 24, 2019, multiplied by the fractional share amount. The number of shares of common stock issuance upon exercise of the warrants issued in the equitization transactions as described above was also adjusted by a factor of 10 to give effect to the reverse stock split.

The reverse stock split was approved by the Company’s stockholders at the 2019 annual meeting. The common stock will continue to trade on the New York Stock Exchange under the symbol “BW” but will trade under a new CUSIP number, 05614L209.
The foregoing description of the reverse stock split is qualified in its entirety by reference to the full text of the Certificate of Amendment to the Company’s Restated Certificate of Incorporation, as amended, effecting the reverse stock split, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
The information set forth under Item 3.03 hereof is incorporated into this Item 5.03 by reference.

Item 7.01.	Regulation FD Disclosure.
On July 24, 2019, the Company issued a press release announcing the closing and final results of the equitization transactions described above and the reverse stock split. A copy of the press release is furnished as Exhibit 99.1 hereto pursuant to Item 7.01 of Form 8-K and is hereby incorporated by reference into this Item 7.01.
The information furnished pursuant to this Item 7.01, including Exhibit 99.1 hereto, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 9.01               Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
3.1
Certificate of Amendment of the Restated Certificate of Incorporation, as amended, of Babcock & Wilcox Enterprises, Inc., as filed with the Secretary of State of the State of Delaware on July 23, 2019.

4.1	Form of Warrant
99.1	Press Release dated July 24, 2019

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BABCOCK & WILCOX ENTERPRISES, INC.

July 24, 2019	By:	/s/ J. André Hall
J. André Hall
Senior Vice President, General Counsel and Corporate Secretary